Calculation of Filing Fee Tables
S-8
Rithm Capital Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share ("Common Stock")	457(a)	38,626,063	$ 9.20	$ 355,359,779.60	0.0001381	$ 49,075.19
Total Offering Amounts:						$ 355,359,779.60		$ 49,075.19
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 49,075.19
Offering Note
[1]	This Registration Statement on Form S-8 (this "Registration Statement") covers 38,626,063 shares of Common Stock of the Registrant subject to issuance under the Rithm Capital Corp. 2023 Omnibus Incentive Plan, as amended May 21, 2026 (as amended, the "Plan"), which number includes (i) 34,471,342 shares of Common Stock of the Registrant added to the Plan pursuant to the amendment on May 21, 2026 and (ii) 4,154,721 shares of Common Stock of the Registrant subject to forfeited awards previously granted under the Plan (or a prior plan) or that were withheld by the Company to satisfy the tax withholding obligations related to awards other than stock options or stock appreciation rights previously granted under the Plan (or a prior plan), that, in each case, in accordance with the terms of the Plan, became available for subsequent awards under the Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of shares of Common Stock of the Registrant as reported on the New York Stock Exchange on June 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources